Exhibit 5.1

[LETTERHEAD OF PILLSBURY WINTHROP SHAW PITTMAN LLP]

            June 29, 2009

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under Rule 462(e) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering of up to 1,000,000 common shares of beneficial interest, par value $0.01 per share (the “Shares”), of the Company, that may be offered and sold from time to time pursuant to the Company’s Dividend Reinvestment and Share Purchase Plan (the “Plan”).

For the purposes of this opinion, we have examined the following documents:

1.	the Registration Statement;

2.	the Declaration of Trust of the Company dated May 5, 1999, as amended by the Articles of Amendment of Declaration of Trust of the Company dated May 6, 2004, as corrected by the Certificate of Correction of Articles of Amendment of Declaration of Trust of the Company dated June 17, 2004, as amended by the Articles of Amendment of Declaration of Trust of the Company dated May 6, 2009 (the “Declaration of Trust”), as certified by SDAT on May 20, 2009 and as certified to us by the Secretary of the Company as being in effect as of the date hereof;

3.	the Amended and Restated Bylaws of the Company dated February 12, 2003, as amended October 29, 2003, May 5, 2004, February 17, 2006 and May 6, 2009 (the “Bylaws”), as certified to us by the Secretary of the Company as being in effect as of the date hereof;

4.	the resolutions of the Board of Trustees of the Company adopted by unanimous written consent as of June 26, 2009 (the “Resolutions”);

5.	a certificate of the Secretary of the Company dated as of the date hereof; and

6.	such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of any of the Shares pursuant to the Registration Statement, (i) the Resolutions authorizing the offering and sale of the Shares have not been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto has been commenced or threatened, and (iii) there has not occurred any change in law materially and adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares.

Federal Realty Investment Trust

June 29, 2009

We have also assumed that the offering, sale and delivery of the Shares will not at the time of such offering, sale and delivery violate or conflict with (i) the Declaration of Trust, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented, of the Company, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of common shares of beneficial interest of the Company to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly authorized and when sold, issued and delivered by the Company in the manner and on the terms described in the Registration Statement and the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the United States and the State of Maryland. We render no opinions with respect to the laws of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. We express no opinion as to the compliance with any state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption “Legal Matters.” The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Act, or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

PILLSBURY WINTHROP SHAW PITTMAN LLP

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